Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form SB-2/A of our report dated February 16, 2004, except for Note 13, which is as of March 12, 2004 relating to the financial statements of Procera Networks, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  Burr, Pilger & Mayer LLP

Palo Alto, California
March 19, 2004



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